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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                            -----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          September 9, 1996
                                                        ----------------------


                               BIKERS DREAM, INC.
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             (Exact Name of Registrant as Specified in its Charter)



         California                   0-15501                    33-0140149
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(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)



 1420 Village Way, Santa Ana, California                           92705
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(Address of Principal Executive Offices)                        (Zip Code)



      Registrant's telephone number, including area code:  (714) 835-8464
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         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS.
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     On September 9, 1996, the Registrant's Board of Directors accepted the resignation of Dennis Campbell as President, Chief Executive Officer and director. The Registrant transferred its Clearwater, Florida store location to Mr. Campbell, including the assets of the store and dealership rights in the Clearwater/Tampa Bay marketplace, in exchange for 950,000 shares of the Registrant's common stock owned by Mr. Campbell.

     On September 10, 1996, the Registrant's Board of Directors appointed Donald J. Duffy and Rowland W. Day II as co-chairmen and co-chief executive officers. Messrs. Duffy and Day previously were directors of the Registrant. Also on September 10, 1996, Richard King, Jr. resigned as a director and as secretary of the Registrant.

     On September 13, 1996, the Registrant accepted the resignation of William Gresher, Chief Financial Officer. Donald J. Duffy, co-chairman and co-chief executive officer, agreed to assume the duties of Chief Financial Officer.

     On September 16, 1996, the Registrant announced that it has signed an agreement to form a joint venture with Mull Acres Investments, Inc., whose Ultra Kustom Cycles division of Riverside, California, is a manufacturer of custom V-twin motorcycles and show-bikes. The joint venture will act as the exclusive distributor of Ultra Kustom Cycles. Additionally, all direct retail sales of Ultra Kustom Cycles in Southern California, Sacramento, California, and Dallas, Texas, will now be sold through the Registrant's retail stores. Ultra Kustom Cycles will close its Riverside, California, showroom and transfer key sales personnel to the Registrant's store locations to provide expertise in motorcycle sales, product knowledge and store management. The joint venture is in the form of a limited liability company known as Ultra Bikers, LLC. The operating agreement relating to Ultra Bikers, LLC is attached as Exhibit 10.1 hereto (the "Operating Agreement").

     In order to increase the production of Ultra Kustom Cycles to one hundred bikes per month, the Registrant has agreed in the Operating Agreement to loan the joint venture $2,000,000 over the next ninety days. The Registrant has secured an investment commitment to meet this funding obligation.
Additionally, the Registrant has announced that it has acquired an option to purchase Ultra Kustom Cycle and Ultra Kustom Parts for a total consideration of $4,000,000 and 2,500,000 options. The Registrant must exercise its option after August 31, 1997, subject to the consent of Ultra Kustom Cycle.

     Ultra Kustom Cycle has been producing custom motorcycles for over two years. The motorcycles retail for approximately $15,900 to $24,900 depending on the model. Currently, Ultra Kustom Cycle manufactures 6 models. Ultra Kustom Parts has also been operational for approximately two years, and produces approximately 126 parts. Parts production includes both original equipment parts and custom high performance parts for the cruiser segment of the motorcycle industry. Under separate distribution agreements, Ultra Kustom Parts will also provide the Registrant with components manufactured by third parties.

     Key personnel of Ultra Custom Cycles, including Carl "Vini" Bergeman and Kraig Kavanagh, will contribute a significant amount of their time to the Registrant, providing expertise in motorcycle sales, product knowledge and store management.

     Press releases describing all of the events described above are attached as exhibits to this Report.

ITEM 7.  EXHIBITS.
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         10.1    Ultra Bikers, LLC Operating Agreement.

         99.1.   Press release dated September 9, 1996.

         99.2.   Press release dated September 10, 1996.

         99.3.   Press release dated September 13, 1996.

         99.4.   Press release dated September 16, 1996.





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  October 1, 1996                 BIKERS DREAM, INC.




                                        By: /s/ ROWLAND W. DAY, II
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                                                Rowland W. Day, II,
                                                Co-Chief Executive Officer



                                        By: /s/ DONALD J. DUFFY
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                                                Donald J. Duffy,
                                                Co-Chief Executive Officer





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